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                                                                    EXHIBIT 99.3

                              TECH DATA CORPORATION
         INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY PARTICIPANT

                          FROM THE BENEFICIAL OWNER OF

                2.0% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2021
                     (CUSIP Numbers 878237AB2 and 878237AC0)

     THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT NEW YORK
          CITY TIME ON DECEMBER 14, 2004 UNLESS THE OFFER IS EXTENDED.

                                                               November 16, 2004

To Our Clients:

      Tech Data Corporation ("TECH DATA") is offering, upon the terms and subject to the conditions set forth in the prospectus, subject to completion, dated November 16, 2004 (the "PROSPECTUS") and the related letter of transmittal (the "LETTER OF TRANSMITTAL") which, together with the Prospectus, constitutes Tech Data's offer to exchange (the "EXCHANGE OFFER") an aggregate principal amount of up to $290,000,000 of Tech Data's new 2.0% Convertible Subordinated Debentures due 2021 (the "NEW DEBENTURES"), for a like principal amount of Tech Data's currently outstanding 2.0% Convertible Subordinated Debentures due 2021 (the "EXISTING DEBENTURES").

      Existing Debentures may be tendered for New Debentures in the exchange offer. The exchange offer is subject to various conditions set forth in the Prospectus, including that at least 75% of the outstanding principal amount of the Existing Debentures subject to the exchange offer are validly tendered and not withdrawn before the expiration of the relevant exchange offer, and that the registration statement and any post-effective amendment to the registration statement covering the New Debentures are effective under the Securities Act of 1933, as amended.

      We are forwarding this material to you as the beneficial owner of the Existing Debentures held by us for your account but not registered in your name. A TENDER OF SUCH EXISTING DEBENTURES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. If you wish to have us tender your Existing Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL WAS FURNISHED TO YOU FOR INFORMATION ONLY AND YOU MAY NOT USE IT TO TENDER EXISTING DEBENTURES.

      Accordingly, we request instructions as to whether you wish us to tender any or all of the Existing Debentures held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus, the Letter of Transmittal and the other materials provided with this letter before instructing us to tender your Existing Debentures.

      You should forward your instructions to us as promptly as possible in order to permit us to tender Existing Debentures on your behalf in accordance with the provisions of the Prospectus. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT NEW YORK CITY TIME ON DECEMBER 14, 2004, THE EXPIRATION DATE, UNLESS EXTENDED BY TECH DATA. Any Existing Debentures tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

      Your attention is directed to the following:

            1. The exchange offer is for any and all Existing Debentures that are outstanding.

            2. The exchange offer is being made upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal.

            3. The exchange offer is subject to certain conditions as set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions for Completion of the Exchange Offer."

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            4.    The exchange offer and withdrawal rights expire at midnight,
      New York City time, on December 14, 2004, unless extended by Tech Data.

      We also request that you confirm that we may make on your behalf the following representations and undertakings contained in the Letter of
Transmittal: (1) you agree to all of the terms of the exchange offer, (2) you are the owner of the Existing Debentures tendered for exchange, (3) you have full power and authority to tender, exchange, sell, assign and transfer the Existing Debentures tendered, (4) when the Existing Debentures are accepted for exchange, Tech Data will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Debentures tendered are not subject to any adverse claims or proxies, and (5) you will, upon request, execute and deliver any additional documents deemed by Tech Data or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Existing Debentures tendered. If you instruct us to tender any Existing Debentures held by us for your account, it is understood that by signing the attached instructions, you have authorized us to make on your behalf (and, by your signature below, you make to us) the above representations and undertakings contained in the Letter of Transmittal.

      If you wish to have us tender any or all of your Existing Debentures held by us for your account or benefit pursuant to the Statement, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND YOU MAY NOT USE IT TO TENDER DEBENTURES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT.

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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

      This will instruct you to tender the Existing Debentures held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal. Please tender the Existing Debentures held by you for my account as indicated below:

      The aggregate face amount of the Existing Debentures held by you for the account of the undersigned is (fill in amount):

            $     of the Existing Debentures

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box and fill in amount(s) if applicable):

      [ ] To TENDER the following aggregate principal amount of Existing Debentures held by you for the account of the undersigned (insert principal amount of Existing Debentures to be tendered, if any) in exchange for a like principal amount of New Debentures:

            $     of the Existing Debentures

      [ ] NOT to TENDER any Existing Debentures held by you for the account of the undersigned

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer by Tech Data with respect to the Existing Debentures.

                                PLEASE SIGN HERE

________________________________________________________________________________
(Please print name(s) of beneficial owner(s) here)

Address: _______________________________________________________________________

________________________________________________________________________________

Area Code and Telephone No. ____________________________________________________

Employer Identification or Social Security No. _________________________________

My Account Number With You _____________________________________________________

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Existing Debentures held by us for your account.

Date _________________________________

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